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                                                                    EXHIBIT 99.2

                                  CERTIFICATION
           PURSUANT TO 18 U.S.C. SECTION 1350, AS ADOPTED PURSUANT TO
                  SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002
              (CHAPTER 63, TITLE 18 U.S.C. SECTION 1350(a) AND (b))

          Pursuant to Section 906 of the Sarbanes-Oxley Act of 2002 (Chapter 63, Title 18 U.S.C. Section1350(a) and (b)), the undersigned hereby certifies in his capacity as an officer of U.S.I. Holdings Corporation (the "Company") that the Annual Report of the Company on Form 10-K for the year ended December 31, 2002 fully complies with the requirements of Section 13(a) of the Securities Exchange Act of 1934 and that the information contained in such report fairly presents, in all material respects, the financial condition and results of operations of the Company.

Dated:  March 28, 2003                          /s/ Robert S. Schneider
                                              ----------------------------------
                                              Robert S. Schneider
                                              Executive Vice President and
                                              Chief Financial Officer

          The foregoing certification is being furnished solely pursuant to
Section 906 of the Sarbanes-Oxley Act of 2002 (Chapter 63, Title 18 U.S.C. Section1350(a) and (b)), is not a part of the Form 10-K to which it refers and is, to the extent permitted by law, provided by the above signatory to the extent of his knowledge.

          A signed original of this written statement required by Section 906 has been provided to the Company and will be retained by the Company and furnished to the Securities and Exchange Commission or its staff upon request.